Exhibit 4.2

EXECUTION VERSION

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

as the Issuer,

MONDELĒZ INTERNATIONAL, INC.

as the Parent Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as the Trustee

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 19, 2019

TO INDENTURE

DATED AS OF OCTOBER 28, 2016

Relating To

$500,000,000 2.125% Notes due 2022

$500,000,000 2.250% Notes due 2024

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of September 19, 2019 (the “Supplemental Indenture”), by and among Mondelez International Holdings Netherlands B.V., a private company with limited liability (besloten venmootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, and having its principal office at Wilhelminakanaal Zuid 110, 4903-RA Oosterhout, Netherlands (hereinafter called the “Company”), Mondelez International, Inc., as guarantor (the “Parent Guarantor”) and Deutsche Bank Trust Company Americas, a New York banking corporation organized and existing under the laws of the State of New York, as Trustee (hereinafter called the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company and the Parent Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of October 28, 2016 (the “Base Indenture”), providing for the issuance from time to time of its securities (hereinafter called the “Securities”) evidencing its unsecured indebtedness, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of two series of notes to be known respectively as its 2.125% Notes due 2022 (the “2022 Notes”) and its 2.250% Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”), and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture (together, the “Indenture”); and

WHEREAS, the Company and the Parent Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a legal, valid and binding instrument in accordance with its terms, to make the Notes, when executed by the Company, the legal, valid and binding obligations of the Company and authenticated by the Trustee, and all acts and things necessary have been done and performed to make this Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

Section 1.02. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 1.03. For purposes of this Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2022 Notes” has the meaning provided in the recitals.

“2024 Notes” has the meaning provided in the recitals.

“Base Indenture” has the meaning provided in the recitals.

“Company” has the meaning provided in the preamble.

“Indenture” has the meaning provided in the recitals.

“Notes” has the meaning provided in the recitals. For the avoidance of doubt, “Notes” shall include the additional Notes, if any.

“Parent Guarantor” has the meaning provided in the preamble.

“Securities” has the meaning provided in the recitals.

“Supplemental Indenture” has the meaning provided in the preamble.

“Trustee” has the meaning provided in the preamble.

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01. Designation and Principal Amount.

(a) Title and Initial Aggregate Principal Amount. The Notes are hereby authorized and are respectively designated the “2.125% Notes due 2022” and the “2.250% Notes due 2024.” The 2022 Notes issued on the date hereof will initially be limited to an aggregate principal amount of $500,000,000 and the 2024 Notes issued on the date hereof will initially be limited to an aggregate principal amount of $500,000,000.

(b) Additional Notes. Without the consent of the holders of any series of Notes, the Company may issue, from time to time in accordance with the provisions of the Indenture, additional Notes having the same ranking and the same interest rate, maturity and other terms as such series of Notes (except for the issue date, issue price, and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional Notes). Such additional Notes may only be issued if they would be fungible with the applicable series of Notes for U.S. federal income tax purposes. Any additional Notes having such similar terms, together with the applicable series of Notes issued on the date hereof, will constitute a single series of Notes under the Indenture. No additional Notes may be issued if an Event of Default has occurred with respect to the applicable series of Notes.

Section 2.02. Maturity.

(a) 2022 Notes. Unless an earlier redemption has occurred, the principal amount of the 2022 Notes shall mature and be due and payable, together with any accrued interest thereon, on September 19, 2022.

(b) 2024 Notes. Unless an earlier redemption has occurred, the principal amount of the 2024 Notes shall mature and be due and payable, together with any accrued interest thereon, on September 19, 2024.

Section 2.03. Form, Terms and Provisions.

The Notes shall be issued as Global Notes, in fully registered form only and in minimum denominations of $200,000 and integral multiples of $1,000 in excess thereof. The Notes and the Trustee’s Certificates of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A and Exhibit B, respectively, which forms are hereby incorporated in and made a part of this Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company, the Parent Guarantor and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.04. Interest on the Notes.

(a) 2022 Notes. Interest on the 2022 Notes shall accrue at the rate of 2.125% per annum, from September 19, 2019 or the most recent interest payment date on which interest was paid. Interest on the 2022 Notes shall be payable semi-annually in arrears on March 19 and September 19 of each year, beginning on March 19, 2020, to Holders in whose names the 2022 Notes are registered at the close of business on the preceding March 4 and September 4 before the applicable interest payment date; provided that if any such interest payment date (other than September 19, 2022 or any earlier repayment date) is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding Business Day. If September 19, 2022 or any earlier repayment date of the 2022 Notes falls on a day that is not a Business Day, the payment of principal or interest otherwise payable on such date shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue from and after September 19, 2022 or any earlier repayment date, as applicable.

(b) 2024 Notes. Interest on the 2024 Notes shall accrue at the rate of 2.250% per annum, from September 19, 2019 or the most recent interest payment date on which interest was paid. Interest on the 2024 Notes shall be payable semi-annually in arrears on March 19 and September 19 of each year, beginning on March 19, 2020, to Holders in whose names the 2024 Notes are registered at the close of business on the preceding March 4 and September 4 before the applicable interest payment date; provided that if any such interest payment date (other than September 19, 2024 or any earlier repayment date) is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such interest payment date to the next succeeding Business Day. If September 19, 2024 or any earlier repayment date of the 2024 Notes falls on a day that is not a Business Day, the payment of principal or interest otherwise payable on such date shall be postponed to the next succeeding Business Day, and no interest on such payment shall accrue from and after September 19, 2024 or any earlier repayment date, as applicable.

Section 2.05. Purchase Price.

(a) 2022 Notes. The purchase price of the 2022 Notes is equal to 99.774% of the principal amount of the 2022 Notes, plus accrued interest, if any, from September 19, 2019.

(b) 2024 Notes. The purchase price of the 2024 Notes is equal to 99.593% of the principal amount of the 2024 Notes, plus accrued interest, if any, from September 19, 2019.

Section 2.06. Price to Public.

(a) 2022 Notes. The price to public of the 2022 Notes is equal to 99.974% of the principal amount of the 2022 Notes, plus accrued interest, if any, from September 19, 2019.

(b) 2024 Notes. The price to public of the 2024 Notes is equal to 99.868% of the principal amount of the 2024 Notes, plus accrued interest, if any, from September 19, 2019.

Section 2.07. Guarantees.

The Notes shall have the benefit of the unconditional guarantee by the Parent Guarantor to pay the principal of, and premium if any, and interest, if any, on the Notes according to the terms of and as more fully described in the Indenture and the related Guarantee attached to the Notes. Reference is made to Article 14 of the Base Indenture and the Guarantee attached to the Notes for the terms relating the Guarantee, including the release, termination and discharge thereof.

ARTICLE THREE

COVENANTS

Section 3.01. Change of Control.

In addition to the covenants set forth in Article Ten of the Base Indenture, the 2022 Notes and the 2024 Notes shall be subject to the provisions described under the heading “Change of Control” as set forth in the Global Securities representing the 2022 Notes and the 2024 Notes attached hereto as Exhibit A and Exhibit B, respectively.

Section 3.02. Payment of Additional Amounts.

Section 10.10 of the Base Indenture shall be applicable to the Notes as set forth in the Global Securities representing the 2022 Notes and the 2024 Notes attached hereto as Exhibit A and Exhibit B, respectively.

Section 3.03. Irish Stock Exchange Listing.

The Company shall use its reasonable best efforts to cause the Notes to be listed and admitted to trading on the Global Exchange Market of the Irish Stock Exchange and shall from time to time take such other actions as shall be necessary or advisable to maintain the listing of the Notes thereon or another recognized securities exchange. For so long as the Notes are listed on the Global Exchange Market of the Irish Stock Exchange and the rules of the Global Exchange Market of the Irish Stock Exchange so require, copies of the following items will be available in physical form at Mondelēz International, Inc., Three Parkway North, Deerfield, IL 60015: (i) the constitutional documents of the Company and the Parent Guarantor; (ii) the listing particulars; (iii) the consolidated audited financial statements of the Parent Guarantor for the years ended December 31, 2018 and 2017; (iv) the guarantees; and (v) the Indenture. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE FOUR

REDEMPTION

Section 4.01. Redemption for Tax Reasons.

The Company may, at its option, redeem the Notes in whole, but not in part, upon the occurrence of specified tax events as set forth in the Global Securities representing the 2022 Notes and the 2024 Notes attached hereto as Exhibit A and Exhibit B, respectively.

Section 4.02. Optional Redemption.

(a) 2022 Notes. The Company may redeem the 2022 Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, as well as accrued and unpaid interest to, but not including, the date of redemption, as set forth in the Global Securities representing the 2022 Notes attached hereto as Exhibit A. The Trustee shall not be responsible for calculating any “make-whole” premium.

(b) 2024 Notes. (i) Prior to August 19, 2024, the Company may redeem the 2024 Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount plus a “make-whole” premium, as well as accrued and unpaid interest to, but not including, the date of redemption and (ii) on or after August 19, 2024 (the date that is one month prior to the scheduled maturity date for the 2024 Notes), the Company may redeem the 2024 Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption, as set forth in the Global Securities representing the 2024 Notes attached hereto as Exhibit B. The Trustee shall not be responsible for calculating any “make-whole” premium.

ARTICLE FIVE

MISCELLANEOUS

Section 5.01. Application of Supplemental Indenture.

The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 5.02. Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Sections 310 through 317 of the Trust Indenture Act, the imposed duties shall control.

Section 5.03. Conflict with Base Indenture.

To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect, including, without limitation, the rights, privileges and protections afforded to the Trustee thereunder. If any provision of this Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 5.04. Governing Law; Waiver of Jury Trial.

THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE COMPANY, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 5.05. Successors.

All covenants and agreements in this Supplemental Indenture, the Notes or the Base Indenture by each of the Company, the Parent Guarantor and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 5.06. Counterparts.

This Supplemental Indenture may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5.07. Trustee Disclaimer.

With respect to the recitals contained herein and in the Securities, except the Trustee’s certificates of authentication thereof, neither the Trustee, nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes. Neither the Trustee for the Notes nor any Authenticating Agent shall be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 5.08. Modification to Base Indenture.

With respect to the Notes and any other series of Securities issued under the Base Indenture on or after the date hereof:

(a) Section 3.4 of the Base Indenture is hereby amended by inserting the word “, division” after the word “conversion” in the last paragraph;

(b) Section 6.11 of the Base Indenture is hereby amended by inserting the word “, division” after each instance of the word “conversion”;

(c) Section 6.12 of the Base Indenture is hereby amended by inserting the word “, division” after the word “conversion” in the second paragraph;

(d) Section 8.1 of the Base Indenture is hereby amended by:

(i) inserting the word “, division” after the word “merger” in paragraph (5); and

(ii) adding the following language as a new paragraph:

“Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).”;

(e) Section 10.7 of the Base Indenture is hereby amended by replacing the parenthetical in the third line of paragraph (a)(3) with the phrase “(including through a merger, share exchange, division or consolidation)”; and

(f) Section 10.10 of the Base Indenture is hereby amended by deleting the current language in paragraph (g) and replacing it with “[reserved]”.

Section 5.09. U.S.A. Patriot Act.

The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this Supplemental Indenture agree that they will provide to the Trustee such information as it may request, from time to time, in order for the Trustee to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

Section 5.10. Force Majeure.

The Trustee shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 5.11. Notices.

(a) Any notice required to be given under this Supplemental Indenture to any of the parties shall be in English in writing and shall be delivered in person, sent by pre-paid post (first class if domestic, first class airmail if international) or by facsimile or email in PDF format addressed to:

The Company:	Mondelēz International, Inc.
Three Parkway North
Deerfield, Illinois 60015
United States
Email: william.whisler@mdlz.com
Attention: William Whisler, Assistant Treasurer

The Trustee:	Deutsche Bank Trust Company Americas
60 Wall Street, 24th floor
New York, New York 10005
United States
Fax: +1 (732) 578 4635
Attention: Corporates Team / Mondelez International Holdings Netherlands B.V.

(b) Any notice required to be given under the Notes to Holders shall be in accordance with the procedures of The Depository Trust Company.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

By:	/s/ Petruschka Janina Merkus
Name:	Petruschka Janina Merkus
Title:	Managing Director

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Michael A. Call
Name:	Michael A. Call
Title:	Vice President, Global Treasury

[Signature Page to Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Vice President

By:	/s/ Jacqueline Bartnick
Name:	Jacqueline Bartnick
Title:	Director

[Signature Page to Supplemental Indenture]

Exhibit A

[Face of Note]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP:	[ ]
ISIN:	[ ]
Common Code:	[ ]

[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$[            ]

2.125% Notes due 2022

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

No. [ ]	$[ ]

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (hereinafter called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) and an indirect, wholly owned subsidiary of Mondelēz International, Inc., a Virginia Corporation (hereinafter called the “Parent Guarantor,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto][of $[            ] ([        ] DOLLARS)] on September 19, 2022.

Interest Payment Dates:         March 19 and September 19 of each year, beginning on March 19, 2020

Record Dates:        March 4 and September 4

If any Interest Payment Date is not a business day, the Interest Payment Date will be postponed to the next succeeding business day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such Interest Payment Date to the next succeeding business day.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding March 4 and September 4 (each, a “Record Date”) before the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note will be made by the Issuer in immediately available funds.

As used herein, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Interest on the Notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

If the maturity date or a date fixed for redemption is not a business day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding business day, in each case with the same force and effect as if made on the scheduled maturity date or such date fixed for redemption, and no interest shall accrue as a result of such delayed payment on amounts payable from and after the scheduled maturity date or such redemption date, as the case may be, to the next succeeding business day.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V. has caused this instrument to be duly executed.

Dated: September 19, 2019.

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

By:
Name:	Petruschka Janina Merkus
Title:	Managing Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated: September 19, 2019

(Reverse of Note)

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

This Note is one of a duly authorized issue of debentures, Notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Issuer of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of October 28, 2016 (herein called the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of September 19, 2019 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Issuer, the Parent and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Issuer and Parent, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 2.125% Notes due 2022 (the “Notes”).

The Notes have the benefit of the unconditional guarantee by the Parent to pay the principal of, and premium if any, and interest, if any, on the Notes according to the terms of and as more fully described in the Indenture and the related Guarantee included herein. Reference is made to Article 14 and the Guarantee included herein for the terms relating the Guarantee, including the release, termination and discharge thereof.

The Issuer may, without the consent of the Holders of the Notes, issue additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price, issue date and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional Notes. Any additional Notes having such similar terms, together with the Notes, shall constitute a single series of Notes under the Indenture. No additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has exercised its right to redeem the Notes, Holders may require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”) of payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will mail a notice to Holders (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of

Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The paying agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of Change of Control Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade rating event).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or division), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than Parent or one of its subsidiaries; (ii) the approval by the holders of the Issuer’s or Parent’s common stock of any plan or proposal for the liquidation or dissolution of the Issuer or Parent (whether or not otherwise in compliance with the provisions of the indenture); (iii) the consummation of any transaction (including, without limitation, any merger, consolidation or division) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Parent’s or Issuer’s voting stock; or (iv) the first day on which a majority of the members of Parent’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Parent’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, respectively.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Person” has the meaning set forth in the indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of its Board of Directors) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

Optional Redemption

The Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Issuer to send such notice in its name and at its expense). The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 12.5 basis points, plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the date of redemption.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means each of Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and a primary treasury dealer selected by MUFG Securities Americas Inc., or their affiliates, which are primary United States government securities dealers and one other leading primary U.S. government securities dealer in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 2:00 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On or after August 19, 2024, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption.

On or before the redemption date, the Issuer will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. The Trustee shall not be responsible for calculating any “make-whole” premium. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or by such method as the Trustee shall deem fair and appropriate in each case in accordance with the applicable procedures of DTC. On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). After the redemption date, holders of Notes that were redeemed will have no rights with respect to the Notes except the right to receive the redemption price and any unpaid interest to the redemption date.

Payment of Additional Amounts

All payments by the Issuer, the Parent Guarantor or their paying agents (each referred to in this section as a “Payor”) with respect to any Note or Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge and any applicable interest and penalties (collectively “Taxes”), unless the withholding or deduction of such amounts is required by law or the official interpretation thereof.

The Issuer or Parent, as applicable, will, subject to the exceptions and limitations set forth below, pay such additional amounts as may be necessary to ensure that every net payment on such Note or guarantee, after deduction or withholding by the applicable withholding agent for or on account of any present or future Tax imposed upon or as a result of such payment by any jurisdiction in which the Issuer or Parent is incorporated or organized, resident or engaged in business for tax purposes, or from or through which payment is made by or on behalf of the Issuer or Parent, or, in each case, any political subdivision thereof or therein (each a “Relevant Taxing Jurisdiction”), including any such deduction or withholding attributable to the payment of such additional amounts, will not be less than the amount provided in such Note to be then due and payable absent such deduction or withholding (such additional amounts, the “Additional Amounts”). However, the Issuer and Parent will not pay Additional Amounts (including, for the avoidance of doubt, any such amount in respect of the payment of Additional Amounts) for or on account of:

(a)    any Tax that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes, the receipt of payments in respect of those Notes or the guarantee, or the enforcement of any rights with respect to those Notes or the guarantee) between the holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of such holder or beneficial owner if such holder is an estate, trust, partnership, limited liability company, other fiscally transparent entity or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner) of the Notes and the applicable Relevant Taxing Jurisdiction, including without limitation citizenship, nationality, residence, domicile or the existence of a business, permanent establishment, a dependent agent or a place of management present or deemed present in the applicable Relevant Taxing Jurisdiction;

(b)    any Tax which would not have been imposed but for the presentation of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which such payment is duly provided for, whichever occurs later;

(c)    any Tax that is payable by any method other than withholding or deduction in respect of any payments under or, in respect of, such Note or the guarantee;

(d)    any gift, estate, inheritance, sales, transfer, personal property or any similar Tax;

(e)    any Tax if the holder could have avoided such Tax by presenting the relevant Notes for payment to another paying agent;

(f)    any Tax imposed or withheld as a result of the failure of the Holder or beneficial owner of a Note to comply with a request to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with any jurisdiction of the holder or beneficial owner of a Note or to satisfy any information or reporting requirement, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction or by an applicable income tax treaty to which the Relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Tax by the Relevant Taxing Jurisdiction; provided, in each case, that the holder or beneficial owner is legally eligible to satisfy such requirement;

(g)    any Tax imposed on or with respect to any payment to a holder if such holder is a fiduciary, limited liability company, partnership, other fiscally transparent entity or other person other than the sole beneficial owner of the applicable Note to the extent that such Tax would not have been imposed on such payment had the beneficiary, settlor, partner, member or other beneficial owner directly held the Note;

(h)    any Tax imposed under sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing;

(i)    any U.S. federal Tax imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of the Issuer or Parent’s stock that is entitled to vote within the meaning of Section 871(h)(3) of the Code;

(j)    any U.S. federal backup withholding Tax imposed pursuant to Section 3406 of the Code;

or

(k)    any combination of items (a) through (j) above

The Issuer will pay any stamp, issue, registration, court or documentary Taxes or any other excise or similar Taxes that are levied by any Relevant Taxing Jurisdiction and required by such Relevant Taxing Jurisdiction to be paid on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any guarantee or any other document referred to therein, the receipt of any payments with respect thereto (but excluding, solely in the case of such payments, any Taxes described in clause (a), (b), or (d) through (j) or any combination of the foregoing), or enforcement of, any of the Notes or any guarantee. The Issuer will not, however, be obligated to pay any stamp, issue, registration, court or documentary Taxes, or any other excise or similar Tax, that is levied by any Relevant Taxing Jurisdiction in connection with any transfer of a Note or a beneficial interest in a Note to a person other than the Issuer or Parent after the date of issuance of the Notes.

If a Payor is the applicable withholding agent, each of the Issuer and Parent will (i) make all withholdings and deductions for Taxes with respect to payments under the Notes or the guarantee that it is required by law or the official interpretation thereof to make, and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law (ii) use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld and (iii) furnish to the Trustee, within a reasonable time after the date of the payment of any such Taxes, certified copies of such Tax receipts evidencing any such payment, or if, notwithstanding its efforts to obtain receipts, receipts are not available, other evidence of such payments.

The above obligations will survive any termination, defeasance or discharge of the indenture and any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or Parent is incorporated or organized, resident or engaged in business for Tax purposes or any jurisdiction from or through which any payment on the Notes (or any Guarantee) is made by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Whenever in the Indenture or in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

If the Securities of a series provide for the payment of Additional Amounts as contemplated by Section 3.1(20) of the Indenture, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal, premium, if any, and interest, if any, if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate, the Issuer will furnish the Trustee for that series of Securities and the Issuer’s principal Paying Agent or Paying Agents, if other than such Trustee, with an Officers’ Certificate instructing such Trustee and such Paying Agent or Paying Agents whether such payment of principal of, and premium, if any, and interest, if any, on the Securities of that series shall be made to Holders of Securities without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the Parent, as the case may be, will pay to the Trustee for such series of Securities or such Paying Agent such Additional Amounts as may be required pursuant to the terms applicable to such series. The Issuer covenants to indemnify the Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to Section 10.10 of the Indenture. For the avoidance of doubt, the Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of any Additional Amounts owed, or with respect to the method employed in such calculation of any Additional Amounts.

Redemption for Tax Reasons

The Issuer may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Issuer to send such notice or cause such notice to be sent in its name and at its expense) at a redemption price equal to the principal amount of such Notes plus any accrued interest and Additional Amounts to, but not including, the date fixed for redemption if as a result of a change in or amendment to the tax laws, regulations or rulings of the Relevant Taxing Jurisdiction or any change in official position regarding the application or interpretation of such tax laws, regulations or rulings (including by virtue of a holding by a court of competent jurisdiction in the Relevant Taxing Jurisdiction), which change or amendment becomes effective after the issuance of such Notes (or, if the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the issuance of such Notes, after the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), the Issuer becomes or will become obligated to pay Additional Amounts with respect to the Notes as described below under “—Payment of Additional Amounts,” and the Issuer, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to the Issuer; provided that (1) no notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts giving rise to the redemption if a payment on the applicable Notes were then due and (2) at the time such notice of redemption is given the obligation to pay such Additional Amounts remains in effect.

If the Issuer exercises its option to redeem the Notes, the Issuer will deliver to the Trustee a certificate signed by an authorized officer stating that the Issuer is entitled to redeem the Notes, along with (i) an opinion of independent tax counsel of recognized expertise in the laws of the Relevant Taxing Jurisdiction selected by the Issuer to the effect that a change in law as described above exists and (ii) an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it. The Trustee and paying agents will accept and will be entitled to conclusively rely upon such Officer’s Certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Issuer to exercise its right to redeem the Notes, which determination will be conclusive and binding on the holders of the Notes.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Issuer with certain conditions set forth therein.

Certain of the Issuer’s obligations under the Indenture with respect to Notes, may be terminated if the Issuer irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on a the Indenture.

Events of Default

Section 5.1(a) of the Indenture shall be applicable to the Notes. If an Event of Default (other than an Event of Default described in Section 5.1(a)(4) or 5.1(a)(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes together with accrued interest on the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 5.1(a)(4) or Section 5.1(a)(5) of the Indenture occurs with respect to the Issuer, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Amendments

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Transfer, Registration and Exchange

The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Issuer, the Trustee for the Notes and any agent of the Issuer or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer, such Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are not subject to a sinking fund.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Mondelez International Holdings Netherlands B.V. with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note custodian

GUARANTEE

For value received, the Parent Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all of the obligations of the Issuer under the Indenture and the Securities, whether for the payment of principal, of premium, if any, or interest or any Additional Amounts on the Securities or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. This Parent Guarantee will not become effective until the Trustee or authenticating agent duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: September 19, 2019

MONDELĒZ INTERNATIONAL, INC.

By:
Name:	Michael A. Call
Title:	Vice President, Global Treasury

Exhibit B

[Face of Note]

[Insert the Global Security Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Security Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP:	[ ]
ISIN:	[ ]
Common Code:	[ ]

[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$[            ]

2.250% Notes due 2024

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

No. [ ]	$[ ]

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (hereinafter called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) and an indirect, wholly owned subsidiary of Mondelēz International, Inc., a Virginia Corporation (hereinafter called the “Parent Guarantor,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto][of $[             ] ([        ] DOLLARS)] on September 19, 2024.

Interest Payment Dates:          March 19 and September 19 of each year, beginning on March 19, 2020

Record Dates:         March 4 and September 4

If any Interest Payment Date is not a business day, the Interest Payment Date will be postponed to the next succeeding business day, and no interest will accrue as a result of such delayed payment on amounts payable from and after such Interest Payment Date to the next succeeding business day.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the preceding March 4 and September 4 (each, a “Record Date”) before the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note will be made by the Issuer in immediately available funds.

As used herein, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

Interest on the Notes will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

If the maturity date or a date fixed for redemption is not a business day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding business day, in each case with the same force and effect as if made on the scheduled maturity date or such date fixed for redemption, and no interest shall accrue as a result of such delayed payment on amounts payable from and after the scheduled maturity date or such redemption date, as the case may be, to the next succeeding business day.

Additional provisions of this Note are contained on the reverse hereof, and such provisions shall have the same effect as though fully set forth in this place.

Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

(Signature Page Follows)

IN WITNESS WHEREOF, MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V. has caused this instrument to be duly executed.

Dated: September 19, 2019.

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

By:
Name:	Petruschka Janina Merkus
Title:	Managing Director

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

Dated: September 19, 2019

(Reverse of Note)

MONDELEZ INTERNATIONAL HOLDINGS NETHERLANDS B.V.

This Note is one of a duly authorized issue of debentures, Notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Issuer of the series hereinafter specified, all such Securities issued and to be issued under an Indenture dated as of October 28, 2016 (herein called the “Base Indenture”), as supplemented by the first supplemental indenture, dated as of September 19, 2019 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Issuer, the Parent and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the rights and limitations of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Issuer and Parent, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as 2.250% Notes due 2024 (the “Notes”).

The Notes have the benefit of the unconditional guarantee by the Parent to pay the principal of, and premium if any, and interest, if any, on the Notes according to the terms of and as more fully described in the Indenture and the related Guarantee included herein. Reference is made to Article 14 and the Guarantee included herein for the terms relating the Guarantee, including the release, termination and discharge thereof.

The Issuer may, without the consent of the Holders of the Notes, issue additional Notes having the same ranking and the same interest rate, maturity and other terms as the Notes, except for the issue price, issue date and, in some cases, the first payment of interest or interest accruing prior to the issue date of such additional Notes. Any additional Notes having such similar terms, together with the Notes, shall constitute a single series of Notes under the Indenture. No additional Notes may be issued if an Event of Default has occurred with respect to the Notes.

Change of Control

If a Change of Control Triggering Event (as defined below) occurs, unless the Issuer has exercised its right to redeem the Notes, Holders may require the Issuer to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to an offer (the “Change of Control Offer”) of payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer will mail a notice to Holders (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described in such notice. The Issuer must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Notes by virtue of such conflicts.

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The paying agent will promptly mail to each Holder of Notes properly tendered the purchase price for the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the Notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of Holders, the following definitions are applicable:

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by each of the Rating Agencies (as defined below) on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a below investment grade rating event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect to a particular Change of Control (and thus shall not be deemed a below investment grade rating event for purposes of the definition of Change of Control

Triggering Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the below investment grade rating event).

“Change of Control” means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or division), in one or a series of related transactions, of all or substantially all of the properties or assets of Parent and its subsidiaries taken as a whole to any Person or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”) other than Parent or one of its subsidiaries; (ii) the approval by the holders of the Issuer’s or Parent’s common stock of any plan or proposal for the liquidation or dissolution of the Issuer or Parent (whether or not otherwise in compliance with the provisions of the indenture); (iii) the consummation of any transaction (including, without limitation, any merger, consolidation or division) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of Parent’s or Issuer’s voting stock; or (iv) the first day on which a majority of the members of Parent’s Board of Directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of Parent who (1) was a member of such Board of Directors on the date of the issuance of the Notes; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of Parent’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, respectively.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Person” has the meaning set forth in the indenture and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if any of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a resolution of its Board of Directors) as a replacement agency for Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., or any successor to the rating agency business thereof.

Optional Redemption

At any time prior to August 19, 2024, the Notes will be redeemable, as a whole or in part, at the Issuer’s option, at any time and from time to time on at least 30 days’, but not more than 60 days’, prior notice (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Issuer to send such notice in its name and at its expense). The redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of each remaining scheduled payment of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points, plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the date of redemption.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Reference Treasury Dealer” means each of Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC and a primary treasury dealer selected by MUFG Securities Americas Inc., or their affiliates, which are primary United States government securities dealers and one other leading primary U.S. government securities dealer in New York City reasonably designated by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 2:00 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On or after August 19, 2024, the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the date of redemption.

On or before the redemption date, the Issuer will deposit with the Trustee money sufficient to pay the redemption price of and (unless the redemption date shall be an interest payment date) accrued interest to the redemption date on the Notes to be redeemed on such date. The Trustee shall not be responsible for calculating any “make-whole” premium. If less than all of the Notes of any series are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by lot, pro rata or by such method as the Trustee shall deem fair and appropriate in each case in accordance with the applicable procedures of DTC. On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). After the redemption date, holders of Notes that were redeemed will have no rights with respect to the Notes except the right to receive the redemption price and any unpaid interest to the redemption date.

Payment of Additional Amounts

All payments by the Issuer, the Parent Guarantor or their paying agents (each referred to in this section as a “Payor”) with respect to any Note or Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future tax, assessment or other governmental charge and any applicable interest and penalties (collectively “Taxes”), unless the withholding or deduction of such amounts is required by law or the official interpretation thereof.

The Issuer or Parent, as applicable, will, subject to the exceptions and limitations set forth below, pay such additional amounts as may be necessary to ensure that every net payment on such Note or guarantee, after deduction or withholding by the applicable withholding agent for or on account of any present or future Tax imposed upon or as a result of such payment by any jurisdiction in which the Issuer or Parent is incorporated or organized, resident or engaged in business for tax purposes, or from or through which payment is made by or on behalf of the Issuer or Parent, or, in each case, any political subdivision thereof or therein (each a “Relevant Taxing Jurisdiction”), including any such deduction or withholding attributable to the payment of such additional amounts, will not be less than the amount provided in such Note to be then due and payable absent such deduction or withholding (such additional amounts, the “Additional Amounts”). However, the Issuer and Parent will not pay Additional Amounts (including, for the avoidance of doubt, any such amount in respect of the payment of Additional Amounts) for or on account of:

(a)    any Tax that is imposed or withheld solely by reason of the existence of any present or former connection (other than a connection arising solely from the ownership of those Notes, the receipt of payments in respect of those Notes or the guarantee, or the enforcement of any rights with respect to those Notes or the guarantee) between the holder or the beneficial owner (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of such holder or beneficial owner if such holder is an estate, trust, partnership, limited liability company, other fiscally transparent entity or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner) of the Notes and the applicable Relevant Taxing Jurisdiction, including without limitation citizenship, nationality, residence, domicile or the existence of a business, permanent establishment, a dependent agent or a place of management present or deemed present in the applicable Relevant Taxing Jurisdiction;

(b)    any Tax which would not have been imposed but for the presentation of such Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which such payment is duly provided for, whichever occurs later;

(c)    any Tax that is payable by any method other than withholding or deduction in respect of any payments under or, in respect of, such Note or the guarantee;

(d)    any gift, estate, inheritance, sales, transfer, personal property or any similar Tax;

(e)    any Tax if the holder could have avoided such Tax by presenting the relevant Notes for payment to another paying agent;

(f)    any Tax imposed or withheld as a result of the failure of the Holder or beneficial owner of a Note to comply with a request to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with any jurisdiction of the holder or beneficial owner of a Note or to satisfy any information or reporting requirement, if such compliance is required by statute or regulation of the Relevant Taxing Jurisdiction or by an applicable income tax treaty to which the Relevant Taxing Jurisdiction is a party as a precondition to relief or exemption from such Tax by the Relevant Taxing Jurisdiction; provided, in each case, that the holder or beneficial owner is legally eligible to satisfy such requirement;

(g)    any Tax imposed on or with respect to any payment to a holder if such holder is a fiduciary, limited liability company, partnership, other fiscally transparent entity or other person other than the sole beneficial owner of the applicable Note to the extent that such Tax would not have been imposed on such payment had the beneficiary, settlor, partner, member or other beneficial owner directly held the Note;

(h)    any Tax imposed under sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”) as of the issue date (or any amended or successor provision that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to current section 1471(b) of the Code (or any amended or successor version described above) or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement (or related laws or official administrative practices) implementing the foregoing;

(i)    any U.S. federal Tax imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of the Issuer or Parent’s stock that is entitled to vote within the meaning of Section 871(h)(3) of the Code;

(j)    any U.S. federal backup withholding Tax imposed pursuant to Section 3406 of the Code;

or

(k)    any combination of items (a) through (j) above

The Issuer will pay any stamp, issue, registration, court or documentary Taxes or any other excise or similar Taxes that are levied by any Relevant Taxing Jurisdiction and required by such Relevant Taxing Jurisdiction to be paid on the execution, delivery, issuance, or registration of any of the Notes, the Indenture, any guarantee or any other document referred to therein, the receipt of any payments with respect thereto (but excluding, solely in the case of such payments, any Taxes described in clause (a), (b), or (d) through (j) or any combination of the foregoing), or enforcement of, any of the Notes or any guarantee. The Issuer will not, however, be obligated to pay any stamp, issue, registration, court or documentary Taxes, or any other excise or similar Tax, that is levied by any Relevant Taxing Jurisdiction in connection with any transfer of a Note or a beneficial interest in a Note to a person other than the Issuer or Parent after the date of issuance of the Notes.

If a Payor is the applicable withholding agent, each of the Issuer and Parent will (i) make all withholdings and deductions for Taxes with respect to payments under the Notes or the guarantee that it is required by law or the official interpretation thereof to make, and will remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law (ii) use its reasonable efforts to obtain tax receipts from each tax authority evidencing the payment of any Taxes so deducted or withheld and (iii) furnish to the Trustee, within a reasonable time after the date of the payment of any such Taxes, certified copies of such Tax receipts evidencing any such payment, or if, notwithstanding its efforts to obtain receipts, receipts are not available, other evidence of such payments.

The above obligations will survive any termination, defeasance or discharge of the indenture and any transfer by a holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or Parent is incorporated or organized, resident or engaged in business for Tax purposes or any jurisdiction from or through which any payment on the Notes (or any Guarantee) is made by or on behalf of such Person and, in each case, any political subdivision thereof or therein.

Whenever in the Indenture or in this Note there is mentioned, in any context, the payment of amounts based upon the principal amount of the Notes or of principal, interest or of any other amount payable under, or with respect to, any of the Notes or any guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

If the Securities of a series provide for the payment of Additional Amounts as contemplated by Section 3.1(20) of the Indenture, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities (or if the Securities of that series will not bear interest prior to maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal, premium, if any, and interest, if any, if there has been any change with respect to the matters set forth in the below mentioned Officers’ Certificate, the Issuer will furnish the Trustee for that series of Securities and the Issuer’s principal Paying Agent or Paying Agents, if other than such Trustee, with an Officers’ Certificate instructing such Trustee and such Paying Agent or Paying Agents whether such payment of principal of, and premium, if any, and interest, if any, on the Securities of that series shall be made to Holders of Securities without withholding for or on account of any tax, assessment or other governmental charge referred to above or described in the Securities of that series. If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities and the Issuer or the Parent, as the case may be, will pay to the Trustee for such series of Securities or such Paying Agent such Additional Amounts as may be required pursuant to the terms applicable to such series. The Issuer covenants to indemnify the Trustee for such series of Securities and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to Section 10.10 of the Indenture. For the avoidance of doubt, the Trustee shall not at any time be under any duty or responsibility to any Holder to determine the Additional Amounts, or with respect to the nature, extent, or calculation of the amount of any Additional Amounts owed, or with respect to the method employed in such calculation of any Additional Amounts.

Redemption for Tax Reasons

The Issuer may redeem the Notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice (with written notice to the Trustee no less than 15 days (or such shorter period as agreed by the Trustee) prior to the sending of such redemption notice in the event the Trustee is engaged by the Issuer to send such notice or cause such notice to be sent in its name and at its expense) at a redemption price equal to the principal amount of such Notes plus any accrued interest and Additional Amounts to, but not including, the date fixed for redemption if as a result of a change in or amendment to the tax laws, regulations or rulings of the Relevant Taxing Jurisdiction or any change in official position regarding the application or interpretation of such tax laws, regulations or rulings (including by virtue of a holding by a court of competent jurisdiction in the Relevant Taxing Jurisdiction), which change or amendment becomes effective after the issuance of such Notes (or, if the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction after the issuance of such Notes, after the Relevant Taxing Jurisdiction becomes a Relevant Taxing Jurisdiction), the Issuer becomes or will become obligated to pay Additional Amounts with respect to the Notes as described below under “—Payment of Additional Amounts,” and the Issuer, in its business judgment, determines that such obligations cannot be avoided by the use of reasonable measures available to the Issuer; provided that (1) no notice of redemption may be given earlier than 90 days prior to the earliest date on which we would be obligated to pay the Additional Amounts giving rise to the redemption if a payment on the applicable Notes were then due and (2) at the time such notice of redemption is given the obligation to pay such Additional Amounts remains in effect.

If the Issuer exercises its option to redeem the Notes, the Issuer will deliver to the Trustee a certificate signed by an authorized officer stating that the Issuer is entitled to redeem the Notes, along with (i) an opinion of independent tax counsel of recognized expertise in the laws of the Relevant Taxing Jurisdiction selected by the Issuer to the effect that a change in law as described above exists and (ii) an Officer’s Certificate to the effect that it cannot avoid its obligation to pay Additional Amounts by the Issuer taking reasonable measures available to it. The Trustee and paying agents will accept and will be entitled to conclusively rely upon such Officer’s Certificate and opinion of counsel as sufficient evidence of the satisfaction of the conditions precedent described above for the Issuer to exercise its right to redeem the Notes, which determination will be conclusive and binding on the holders of the Notes.

Defeasance

The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Issuer with certain conditions set forth therein.

Certain of the Issuer’s obligations under the Indenture with respect to Notes, may be terminated if the Issuer irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on a the Indenture.

Events of Default

Section 5.1(a) of the Indenture shall be applicable to the Notes. If an Event of Default (other than an Event of Default described in Section 5.1(a)(4) or 5.1(a)(5) of the Indenture) with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes together with accrued interest on the Notes of this series due and payable in the manner and with effect provided in the Indenture. If an Event of Default specified in Section 5.1(a)(4) or Section 5.1(a)(5) of the Indenture occurs with respect to the Issuer, all of the unpaid principal amount and accrued interest then outstanding shall ipso facto become and be immediately due and payable in the manner and with the effect provided in the Indenture without any declaration or other act by the Trustee or any Holder.

Amendments

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities under the Indenture at any time by the Issuer with the consent of the Holders of more than 50% in aggregate principal amount of the Securities at the time Outstanding of each series issued under the Indenture to be affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of that series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Payment

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

Transfer, Registration and Exchange

The Notes are in registered form without coupons in denominations of $200,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Issuer, the Trustee for the Notes and any agent of the Issuer or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Issuer, such Trustee nor any such agent shall be affected by notice to the contrary.

The Notes are not subject to a sinking fund.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Certain terms used in this Note which are defined in the Indenture have the meanings set forth therein.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Name and address of Assignee, including zip code, must be printed or typewritten)

the within Note, and all rights thereunder, hereby irrevocably, constituting and appointing to transfer the said Note on the books of Mondelez International Holdings Netherlands B.V. with full power of substitution in the premises.

Dated:
NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note custodian

GUARANTEE

For value received, the Parent Guarantor hereby fully and unconditionally guarantees the due and punctual payment of all of the obligations of the Issuer under the Indenture and the Securities, whether for the payment of principal, of premium, if any, or interest or any Additional Amounts on the Securities or otherwise, when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. This Parent Guarantee will not become effective until the Trustee or authenticating agent duly executes the certificate of authentication on this Security. This Parent Guarantee shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles thereof.

Dated: September 19, 2019

MONDELĒZ INTERNATIONAL, INC.

By:
Name:	Michael A. Call
Title:	Vice President, Global Treasury